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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

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
                                                                    STATE/COUNTRY OF
         NAME                                                         INCORPORATION
1. BeyondNow Technologies, Inc.                                  Kansas

2. Cerner Belgium, Inc.                                          Delaware

3. Cerner Campus Redevelopment Corporation                       Missouri

4. Cerner Canada Limited                                         Delaware

5. Cerner Citation, Inc.                                         Delaware

6. Cerner Corporation PTY Limited                                New South Wales (Australia)

7. Cerner Deutschland GmbH                                       Germany

8. Cerner DHT, Inc.                                              Delaware

9. Cerner Healthcare Solutions Private Limited                   India

10. Cerner Health Connections, Inc.                              Delaware

11. Cerner Iberia, S.L.                                          Spain

12. Cerner Innovation, Inc.                                      Delaware

13. Cerner International, Inc.                                   Delaware

14. Cerner Investment Corp.                                      Nevada

15. Cerner Limited                                               United Kingdom

16. Cerner Middle East FZ-LLC                                    Emirate of Dubai, UAE

17. Cerner Multum, Inc.                                          Delaware

18. Cerner Physician Practice, Inc.                              Delaware

19. Cerner Project IMPACT, Inc.                                  Delaware

20. Cerner Properties, Inc.                                      Delaware

21. Cerner, SAS                                                  France

22. Cerner Singapore Limited                                     Delaware

23. Cerner (Malaysia) SDN BHD                                    Malaysia

24. Image Devices GmbH                                           Germany
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